EXHIBIT 99.1

CONTACT:

Felicia Vonella
Acorda Therapeutics
(914) 326-5146
fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for First Quarter 2016

•	AMPYRA® (dalfampridine) 1Q 2016 net revenue of $109.6 Million; 19% increase over 1Q 2015 net revenue of $92.4 Million
•	Company exceeds 90% minimum condition to close Biotie acquisition; final close expected in 2H 2016
•	Diversified portfolio with potential for three NDA filings by the end of 2018

ARDSLEY, N.Y. – April 28, 2016 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a financial and pipeline update for the first quarter ended March 31, 2016.

AMPYRA® (dalfampridine) 1Q 2016 net revenue was $109.6 Million, a 19% increase over 1Q 2015 net revenue of $92.4 Million. In January 2016, the Company announced an agreement to acquire Biotie, and has received more than 90% of Biotie’s outstanding shares in the tender offer. The Company expects to complete the purchase of 100% of Biotie’s shares in the second half of this year.

“We are well into our transition from a single-product company to a well-diversified biopharmaceutical enterprise, focused on developing therapies to benefit patients with neurological conditions across multiple disease states, including multiple sclerosis, Parkinson’s disease, stroke, migraine and epilepsy,” said Ron Cohen, M.D., Acorda's President and CEO. “Through our business development activities and advancement of our clinical pipeline, we now have four promising Phase 3 assets and, pending successful trial results, have the potential to file for approval of three of these by the end of 2018.”

Financial Results

The Company reported a GAAP net loss of $0.5 million for the quarter ended March 31, 2016, or $0.01 per diluted share. The GAAP net loss in the same quarter of 2015 was $3.1 million, or $0.07 per diluted share.

Non-GAAP net income for the quarter ended March 31, 2016 was $3.1 million, or $0.07 per diluted share. Non-GAAP net income in the same quarter of 2015 was $6.5 million, or $0.15 per diluted share. Non-GAAP net income excludes share based compensation charges, non-cash interest charges on our convertible debt, changes in the fair value of acquired contingent consideration, acquisition related expenses, unrealized foreign currency transaction gains, and non-cash tax benefits. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended March 31, 2016, the Company reported AMPYRA net revenue of $109.6 million, up 19% compared to $92.4 million for the same quarter in 2015.

ZANAFLEX CAPSULES® (tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules - For the quarter ended March 31, 2016, the Company reported combined net revenue and royalties from ZANAFLEX and tizanidine of $1.2 million compared to $2.6 million for the same quarter in 2015.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended March 31, 2016, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.5 million, compared to $2.3 million for the same quarter in 2015.

Research and development (R&D) expenses for the quarter ended March 31, 2016 were $44.6 million, including $2.1 million of share-based compensation, compared to $30.6 million, including $1.8 million of share-based compensation, for the same quarter in 2015.

Selling, general and administrative (SG&A) expenses for the quarter ended March 31, 2016 were $51.8 million, including $6.0 million of share-based compensation, compared to $48.8 million including $5.3 million of share-based compensation for the same quarter in 2015.

Acquisition related expenses for the Biotie transaction incurred in the quarter ended March 31, 2016 were $7.2 million.

Benefit from income taxes for the quarter ended March 31, 2016 was $9.7 million, including $0.2 million of cash taxes, compared to $2.0 million, including $0.7 million of cash taxes for the same quarter in 2015.

At March 31, 2016, prior to the closing of the Biotie acquisition, the Company had cash, cash equivalents and investments of $431.4 million, up from $353.3 million at December 31, 2015. In January 2016, the Company completed a $75.0 million private placement of its common stock.

First Quarter 2016 Highlights

•	AMPYRA® (dalfampridine)
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AMPYRA revenues for the first quarter of 2016 were $109.6 million, up 19% from the first quarter in 2015. This represents the 12th consecutive quarter of double digit, year-over-year growth for AMPYRA, which was launched in 2010.

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In March, a Markman hearing was held in the U.S. District Court for the District of Delaware related to the consolidated lawsuits that the Company filed against companies that submitted Abbreviated New Drug Applications to the FDA seeking marketing approval for AMPYRA.  Also in March, the United States Patent and Trademark Office (USPTO) Patent Trials and Appeal Board (PTAB) instituted the inter partes review (IPR) of four AMPYRA patents. Rulings on the IPR petitions are expected within one year. The Company will continue to defend its intellectual property vigorously.

•	Dalfampridine in Post-Stroke Walking Difficulty
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In March, the Company completed Phase 1 single-dose pharmacokinetic (PK) studies for three separate once-daily (QD) formulations of dalfampridine. Results for at least one of these formulations met the Company’s criteria. The multi-dose phase of PK testing will begin in the second quarter of 2016.

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Given the progress in its development of a QD formulation of dalfampridine, the Company has made the decision to stop enrollment and conduct an unblinded analysis of the Phase 3 twice-daily (BID) clinical trial data, having reached 50% of its target enrollment in the study, or 270 subjects. As previously stated, unblinding the study ahead of the originally contemplated interim futility analysis was an option. Data are expected by the fourth quarter of 2016 and will be used to inform the design of planned Phase 3 trials in post-stroke.

•	CVT-301 in Parkinson’s Disease
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In April, data from the CVT-301 Phase 2b clinical trial were one of six platform presentations highlighted during the Movement Disorders Invited Science Session at the 68th Annual Meeting of the American Academy of Neurology.

•	CVT-427 in Migraine
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In March, the Company announced it had successfully completed a Phase 1 safety/tolerability and pharmacokinetic study for CVT-427. Based on the positive results, the Company is designing protocols for the next phase of development.

•	Corporate
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In January, the Company announced it had entered into an agreement to acquire Biotie Therapies Corp. The acquisition includes global rights to two clinical-stage compounds in development for treatment of Parkinson’s disease, as well as other assets.

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In April, more than 90% of the outstanding shares of Biotie were tendered to the Company in a tender offer conducted pursuant to the acquisition agreement, meeting the minimum condition to closing the tender offer. The Company expects to complete the acquisition of 100% of Biotie in the second half of 2016.

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In January, the Company completed a $75 million private placement of its common stock and signed a Commitment Letter with JP Morgan for an asset-based credit facility of up to $60 million, which is expected to close in the second quarter of 2016.

The Company will host a conference call today at 8:30 a.m. ET to review its first quarter 2016 results.

To participate in the conference call, please dial (855) 542-4209 (domestic) or (412) 455-6054 (international) and reference the access code 81540360. The presentation will be available via a live webcast on the Investors section of www.acorda.com. Please log in approximately 5 minutes before the scheduled time of the presentation to ensure a timely connection.

A replay of the call will be available from 11:30 a.m. ET on April 28, 2016 until 11:59 p.m. ET on May 5, 2016. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the access code 81540360. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, epilepsy, post-stroke walking difficulty, migraine, and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statement
This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including:  the ability to complete the Biotie transaction on a timely basis; the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz (diazepam) Nasal Spray, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, any other products under development, or the products that we will acquire when we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income, adjusted to exclude the items below. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the current period, (iv) non-cash tax benefits related to our tax accounting which do not correlate to our actual tax payment obligations, (v) unrealized foreign currency transaction gains, and (vi) acquisition related expenses. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and to evaluate its performance. A reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

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Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	March 31, 2016	December 31, 2015

Assets
Cash, cash equivalents, short-term and long-term investments	$431,414	$353,305
Trade receivable, net	41,623	31,466
Other current assets	31,577	30,070
Finished goods inventory	39,667	36,476
Deferred tax asset	12,273	2,128
Property and equipment, net	38,027	40,204
Goodwill	183,636	183,636
Intangible assets, net	430,491	430,856
Other assets	2,986	3,153
Total assets	$1,211,694	$1,111,294

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$94,830	$80,366
Current portion of deferred license revenue	9,057	9,057
Current portion of revenue interest liability	-	25
Current portion of notes payable	1,117	1,144
Convertible senior notes	292,624	290,420
Contingent consideration	69,700	63,500
Non-current portion of deferred license revenue	39,249	41,513
Deferred tax liability	12,146	12,146
Other long-term liabilities	8,959	10,098
Stockholders' equity	684,012	603,025
Total liabilities and stockholders' equity	$1,211,694	$1,111,294

Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues:
Net product revenues	$110,148	$93,500
Royalty revenues	3,492	4,087
License revenue	2,264	2,264
Total revenues	115,904	99,851

Costs and expenses:
Cost of sales	23,186	18,446
Cost of license revenue	159	159
Research and development	44,570	30,636
Selling, general and administrative	51,782	48,769
Acquisition related expenses	7,198	-
Change in fair value of acquired contingent consideration	6,200	3,100
Total operating expenses	133,095	101,110

Operating loss	$(17,191)	$(1,259)

Other income (expense), net	6,934	(3,864)
Loss before income taxes	(10,257)	(5,123)
Benefit from income taxes	9,737	2,038

Net loss	$(520)	$(3,085)

Net loss per common share - basic	$(0.01)	$(0.07)
Weighted average per common share - basic	44,815	42,031

Acorda Therapeutics, Inc.
Non-GAAP Income and Income per Common Share Reconciliation
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015

GAAP net loss	$(520)	$(3,085)
Pro forma adjustments:
Non-cash interest expense (1)	2,204	2,103

Non-cash tax benefit (2)	(9,894)	(2,781)

Change in fair value of acquired contingent consideration (3)	6,200	3,100

Acquisition related expenses (4)	7,198	-

Unrealized foreign currency transaction gain (5)	(10,289)	-

Share-based compensation expenses included in R&D	2,121	1,822
Share-based compensation expenses included in SG&A	6,038	5,304
Total share-based compensation expenses	8,159	7,126

Total pro forma adjustments	3,578	9,548

Non-GAAP net income	$3,058	$6,463

Net income per common share - basic	$0.07	$0.15
Net income per common share - diluted	$0.07	$0.15
Weighted average per common share - basic	44,815	42,031
Weighted average per common share - diluted	46,043	43,585

(1) Non-cash interest expense related to convertible senior notes.
(2) $0.2 million and $0.7 million paid in cash taxes in the three months ended March 31, 2016 and 2015, respectively.
(3) Changes in the fair value of the acquired contingent consideration related to the Civitas acquisition.
(4) Transaction expenses related to the Biotie acquisition.
(5) Unrealized foreign currency transaction gain related to the Biotie transaction included in Other income, net in the Consolidated Statements of Operations.